Exhibit 99.3

INTERCONTINENTALEXCHANGE, INC. 2100 RIVEREDGE PARKWAY SUITE 500 ATLANTA, GA 30328

VOTE BY INTERNET - www.[     ].com

Use the Internet to transmit your voting instructions by 11:59 P.M. Eastern Time on [    ], 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-[      ]

Use any touch-tone telephone to transmit your voting instructions by 11:59 P.M. Eastern Time on [    ], 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [    ]. To be valid, your vote by mail must be received by 11:59 P.M. Eastern Time on [    ], 2013.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERCONTINENTALEXCHANGE, INC.
The Board of Directors of IntercontinentalExchange, Inc. recommends that you vote FOR each of the following proposals:
	For	Against	Abstain

1.      To adopt the Amended and Restated Agreement and Plan of Merger, dated as of March 19, 2013, by and among NYSE Euronext, IntercontinentalExchange, Inc., IntercontinentalExchange Group, Inc., Braves Merger Sub, Inc. and Baseball Merger Sub, LLC (the “Merger” proposal).

	☐	☐	☐

2.      To approve five separate proposals relating to the IntercontinentalExchange Group, Inc. amended and restated certificate of incorporation that will be in effect after the completion of the mergers (the “ICE Group Governance-Related” proposals).*

2A. The approval of provisions related to the amount and classes of authorized stock of IntercontinentalExchange Group, Inc.	☐	☐	☐
2B. The approval of provisions related to limitations on ownership and voting of IntercontinentalExchange Group, Inc. common stock	☐	☐	☐

2C. The approval of provisions related to the disqualification of officers and directors and certain powers of the Board of Directors	☐	☐	☐
2D. The approval of provisions related to considerations of the Board of Directors	☐	☐	☐
2E. The approval of provisions related to amendments to the IntercontinentalExchange Group, Inc. certificate of incorporation	☐	☐	☐

3.      To approve one or more adjournments of the special meeting of stockholders of IntercontinentalExchange, Inc., if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger proposal or the ICE Group Governance-Related proposals.

	☐	☐	☐

*   Each of Proposal 1 and the proposals comprising Proposal 2 is cross-conditioned upon the approval by our stockholders of Proposal 1 and all of the proposals comprising Proposal 2. None of Proposals 1, 2A, 2B, 2C, 2D, or 2E will be deemed approved unless all of them are approved.

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting and any adjournments or postponements thereof.
For address change/comments, mark here. (See reverse for instructions.)	☐
Please indicate if you plan to attend this meeting:	☐ Yes	☐ No

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN ON LINE]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders:

The Notice and Joint Proxy Statement / Prospectus are available at [      ].

IntercontinentalExchange, Inc.

Special Meeting of Stockholders Details: [      ], 2013, [       ], local time

[       ]

THIS PROXY SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF INTERCONTINENTALEXCHANGE, INC. FOR THE

[       ], 2013 SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of IntercontinentalExchange, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders of ICE and the Joint Proxy Statement / Prospectus with respect to the Special Meeting of Stockholders of IntercontinentalExchange, Inc. to be held at [      ] on [      ], 2013 at [      ] and hereby appoints Scott A. Hill, Johnathan H. Short and Andrew J. Surdykowski and each of them proxies and attorneys-in-fact, each with power of substitution and revocation and each with all powers that the undersigned would possess if properly present, to attend and represent the undersigned at such meeting and any postponements or adjournments of such meeting and to vote all shares of IntercontinentalExchange, Inc. common stock which the undersigned is entitled to vote at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

The securities that can be voted at the Special Meeting of Stockholders consist of IntercontinentalExchange, Inc. common stock, $0.01 par value per share.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 19, 2013, BY AND AMONG NYSE EURONEXT, INTERCONTINENTALEXCHANGE, INC., INTERCONTINENTALEXCHANGE GROUP, INC., BRAVES MERGER SUB, INC. AND BASEBALL MERGER SUB, LLC UNDER PROPOSAL 1, FOR APPROVAL OF FIVE SEPARATE PROPOSALS RELATING TO THE INTERCONTINENTALEXCHANGE GROUP, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION THAT WILL BE IN EFFECT AFTER THE COMPLETION OF THE MERGERS UNDER PROPOSAL 2, FOR ANY ADJOURNMENT UNDER PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AND ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE VIA TELEPHONE OR THROUGH THE INTERNET.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

IMPORTANT TO BE SIGNED AND DATED ON REVERSE SIDE